UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2010

AMERICAN ENERGY PRODUCTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

6073 Hwy 281 South
Mineral Wells, Texas 76067
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (940) 445-0698

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

EXPLANATORY NOTE

American Energy Production, Inc. (the “Registrant”) is filing this amendment to its Current Report on Form 8-K originally filed by the Registrant on March 16, 2010 (Original Form 8-K) solely to amend Items 1.01, 2.01 and 9.01 of the Original Form 8-K to include the unaudited pro forma condensed financial information relating to the sale transaction described under Items 1.01 and 2.01. No changes have been made to the Original Form 8-K with respect to any other items included in the Original Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective March 8, 2010, the Registrant announced that Emerald Bay Energy, Inc. (“EBY”), a publicly traded Calgary based Energy Company and a private third party (together the “Purchasers”) had completed the purchase of the Registrants wholly owned subsidiary Production Resources Inc. (“PRI”).  Unaudited pro forma condensed consolidated financial information of the Registrant giving effect to the sale transaction and the related notes thereto are attached hereto as Exhibit 99.5.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited Pro Forma Financial Information required pursuant to Article Rule 8-05 of Regulation S-X (17 CFR 210.8-05) for smaller reporting companies are attached as Exhibit 99.5.

(d) Exhibits

99.5      Unaudited Pro Forma Condensed Financial Information including a Consolidated Balance Sheet at December 31, 2009 and a Consolidated Statement of Operations for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 10, 2010                                                                AMERICAN ENERGY PRODUCTION, INC.

By:   /s/ Charles Bitters
Charles Bitters
Chief Executive Officer